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                                                                    EXHIBIT 99.1

                                      PROXY

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                  FARMERS & MERCHANTS BANK - WHITE BLUFF, TENN.

                    PROXY FOR SPECIAL MEETING OF SHAREHOLDERS

    The undersigned hereby appoints Richard C. Bibb and Carol Thompson, or either of them, as proxies, with full power of substitution and resubstitution, to vote all of the shares of Common Stock which the undersigned is entitled to vote at the special meeting of shareholders of Farmers & Merchants Bank - White Bluff, Tenn., to be held in the office of Farmers & Merchants Bank - White Bluff, Tenn., 2011 Highway 47 North, White Bluff, Tennessee on _______, _________, 1999, at __:__ _.m. (Central Time), and at any adjournment thereof.

    In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1 AND IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS OF FARMERS & MERCHANTS BANK - WHITE BLUFF, TENN. ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

PROPOSAL 1. To approve and adopt the Agreement and Plan of Merger, dated as of October 26, 1998 and amended as of December 15, 1998, by and among Farmers & Merchants Bank - White Bluff, Tenn., First Farmers and Merchants Corporation, and First Farmers and Merchants National Bank of Columbia, providing for the merger of Farmers & Merchants Bank - White Bluff, Tenn. with and into First Farmers and Merchants National Bank of Columbia, as described in the Prospectus/Proxy Statement dated December __, 1998.

FOR                  AGAINST                  ABSTAIN
[ ]                  [ ]                      [ ]

IMPORTANT: Please sign exactly as your name
or names appear on this proxy card. When          The undersigned instructs
shares are held by joint tenants, both should     that this proxy be voted
sign. When signing as an attorney, executor,      as marked.
administrator, trustee or guardian, please
give full title as such. If a corporation,
please sign in full corporate name by             Dated:
president or other authorized officer. If a              ------------------
partnership, please sign in partnership name
by general partner or other authorized            -------------------------
person.                                           Signature of Shareholder


                                                  -------------------------
                                                  Signature if held jointly